Exhibit 99.1

Confidential Subject to Fed. R. Evid. 408

Release and Settlement Agreement
  Definitions.

  1.1 "Affiliate" means an entity's current direct or indirect parents, subsidiaries, predecessors, and successors together with their past and current officers, directors, employees, agents, and attorneys.

  1.2 "Applicable Interest" means 59% of the actual interest that has been paid to Visa as a result of the investment by Visa of the Visa Settlement Fund in an investment vehicle mutually agreed upon by Visa and Discover.

  1.3 "Claim" means any and all manner of claims, demands, actions, causes of action, suits, damages, punitive or exemplary damages, liabilities, judgments, debts, injunctive relief, claims over, accounts, warranties, liens, attorneys' fees, costs or expenses, whether based in contract law, tort law, equity, statute, regulation, or otherwise, whether state, federal, or local, known or unknown or asserted or unasserted.

  1.4 "Control" or "Controlled" means possessing directly or indirectly the power to vote five percent (5%) or more of any class of voting capital stock of a Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting capital stock, by contract or otherwise.

  1.5 "Dedication Agreement" means any agreement between Visa or MasterCard, on the one hand, and a counterparty, on the other hand, under which the counterparty to the agreement with Visa or MasterCard receives valuable consideration in exchange for (i) volume on its Visa or MasterCard Payment Cards, or (ii) branding a certain portion or amount of its Payment Cards as MasterCard or Visa cards.

  1.6 "Discover" means Discover Financial Services, DFS Services, LLC, Discover Bank, and their subsidiaries and Affiliates.

  1.7 "Discover Financial Services Volume" means the total combined transaction volume from Discover Payment Cards.

  1.8 "Discover Mark" means any Mark now or in the future owned or licensed by Discover, its Affiliates or their successors and assigns.

  1.9 "Discover Network" means the Payment Card network owned or Controlled by Discover on which Discover Network-branded Payment Cards are processed.

  1.10 "Discover Payment Cards" means Payment Cards that are issued by Discover (including its successors and assigns), that bear a Discover Mark, or that are transacted on (i) the Discover Network or any other Payment Card network owned or Controlled by Discover (including its successors and assigns), or (ii) any Payment Card network into which the foregoing networks are merged, consolidated, or otherwise rendered interoperable.

  1.11 "Discover Released Claim" means any and all Claims that Discover asserted or could have asserted in the Litigation based in whole or in part on the alleged illegality or tortious or otherwise actionable effect of the Visa Rules, the MasterCard Rules or any Visa and/or MasterCard act, omission or occurrence from the beginning of time through the Effective Date, including but not limited to any alleged future losses, harms, or damages arising from the existence or operation of such Rules, act, omission, or occurrence through the Effective Date. With respect to Claims arising out of Dedication Agreements that are currently in effect (or have expired or been terminated), "Released Claim" includes, without limitation, any Claim for alleged harm or damage arising out of the past, present, or future operation of such a Dedication Agreement through and including the date of its natural expiration (i.e., its original date of expiration without regard to any extension or renewal of the Dedication Agreement that is entered into after the Effective Date). Notwithstanding the foregoing, except as provided in the immediately preceding sentence with respect to Dedication Agreements, Discover Released Claims shall not include (i) any Claim subsequent to the Effective Date for injunctive relief; (ii) any Claim for damages incurred after the Effective Date against any Visa Released Entity or MasterCard Released Entity arising from (X) the existence or operation of any conduct, contract, MasterCard Rule or Visa Rule put into effect after the Effective Date or (Y) any act or conduct applicable to a contract, MasterCard Rule or Visa Rule that was in existence prior to the Effective Date that is inconsistent with Visa's or MasterCard's respective practice prior to the Effective Date; (iii) any Claim for damages incurred after the Effective Date against any MasterCard Released Entity arising from the existence or operation of any MasterCard Rule that would prohibit MasterCard-branded debit cards from participating in PULSE in the United States, or the PULSE Mark from appearing on the back of such cards after the Effective Date; or (iv) any Party's Claim regardless of the legal theory upon which it is based, against any other Party for the alleged breach of or to seek the enforcement of this Release and Settlement Agreement.

  1.12 "Effective Date" means the latest of (i) the date that this Release and Settlement Agreement has been duly executed by the Parties shown on the signature lines at the end of this Release and Settlement Agreement, (ii) the date on which Visa's Class B shareholders approve this Release and Settlement Agreement by a two-thirds vote, (iii) the date on which the Release and Settlement Agreement is approved by Visa's Boards of Directors, (iv) the date on which the Release and Settlement Agreement is approved by MasterCard's Board of Directors, or (v) the date on which the Release and Settlement Agreement is approved by Discover's Board of Directors.

  1.13 "Execution Date" means the date that this Release and Settlement Agreement has been executed by the Parties shown on the signature lines at the end of this Release and Settlement Agreement.

  1.14 "Litigation" means Discover Financial Services, et al. v. Visa U.S.A. Inc., et al., Case No. 04-CV-07844 (S.D.N.Y.).

  1.15 "Mark" means a word, name, design, symbol, or other device, or any combination thereof, which any entity adopts to identify its goods or services.

  1.16 "MasterCard" means MasterCard Incorporated and MasterCard International Incorporated and their Affiliates.

  1.17 "MasterCard Released Entities" means MasterCard and any entity that is or at the time of any of the events alleged in the Litigation was an issuer of MasterCard Payment Cards or an acquirer for MasterCard, or otherwise admitted as a member of MasterCard.

  1.18 "MasterCard Rules" means (i) any limitation or restriction on the ability of a MasterCard issuer to issue Payment Cards on any network owned, Controlled or operated by Discover or a MasterCard acquirer to act as an acquirer for any network owned, Controlled or operated by Discover, including but not limited to MasterCard's Competitive Programs Policy and (ii) any other of MasterCard's by-laws, operating regulations, rules, policies, practices, procedures, Dedication Agreements, or other agreements.

  1.19 "Payment Cards" means credit cards, debit cards, charge cards, prepaid cards, stored value cards, commercial cards, virtual cards, and other payment transaction products or devices (including those that do not utilize a tangible card).

  1.20 "Party" means each signatory to this Release and Settlement Agreement.

  1.21 "Performance Period" means each of the performance periods set forth in Schedule A attached hereto and incorporated herein.

  1.22 "Person" means an individual, corporation, partnership, limited liability company, estate, trust, common or collective fund, association, private foundation, joint stock company or other entity.

  1.23 "Visa" means Visa Inc. and its Affiliates and predecessors including Visa U.S.A. Inc. and Visa International Service Association.

  1.24 "Visa Released Entities" means Visa, Visa Europe and any entity that is or at the time of any of the events alleged in the Litigation was an issuer of Visa or Visa Europe Payment Cards, an acquirer for Visa or Visa Europe, or otherwise admitted as a member of Visa.

  1.25 "Visa Rules" means (i) any limitation or restriction on the ability of a Visa issuer to issue Payment Cards on any network owned, Controlled or operated by Discover or a Visa acquirer to act as an acquirer for any network owned, Controlled or operated by Discover, including but not limited to By-Law 2.10(e) and (ii) any other of Visa's by-laws, operating regulations, rules, policies, practices, procedures, Dedication Agreements, or other agreements.

  1.26 "Visa Settlement Fund" means the amount of $1,887,500,000.

  Release.

  2.1 Discover represents and warrants that as of the date of this Release and Settlement Agreement (i) it is not aware of any Claims against the Released Parties other than the Claims released by this Release and Settlement Agreement and (ii) it has no present intention to make any Claim against Visa or MasterCard.

  2.2 Visa represents and warrants that as of the date of this Release and Settlement Agreement (i) it is not aware of any Claims against Discover and (ii) it has no present intention to make any Claim against Discover.

  2.3 MasterCard represents and warrants that as of the date of this Release and Settlement Agreement (i) it is not aware of any Claims against Discover and (ii) it has no present intention to make any Claim against Discover.

  2.4 In consideration of Visa's and MasterCard's obligations herein, including as set forth in paragraph 3 below, Discover hereby totally releases and discharges the Visa Released Entities and the MasterCard Released Entities from any and all Discover Released Claims.

  2.5 The Parties hereby warrant and represent that they are familiar with the provisions of California Civil Code Section 1542, and knowingly, voluntarily, intentionally and expressly waive any and all rights and benefits conferred by California Civil Code Section 1542 and any law of any state or territory of the United States or any foreign country or principle of common law that is similar to Section 1542. Section 1542 states:

  A general release does not extend to claims which the creditor does not know or suspect exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

  Payments.

  3.1 In consideration for the foregoing releases in paragraph 2, MasterCard will pay to Discover $862.5 million on or before November 14, 2008.

  3.2 In consideration for the foregoing release, Visa shall pay to Discover as follows: Four (4) payments as set forth herein, contingent on the performance of Discover Financial Services Volume. The amount of each of the first 3 payments will be 5% of the Discover Financial Services Volume for the Performance Period in which the payment is due up to the maximum amount for such Performance Period as set forth in Schedule A, provided however that if the payment for any of the first 3 Performance Periods is less than the applicable maximum payment for such Performance Period, the maximum payment for a future Performance Period or Periods shall be increased by the difference between the applicable maximum payment and such lesser amount as was actually due. The amount of the fourth payment will be 21% of the Discover Financial Services Volume for the final Performance Period set forth in Schedule A up to the maximum amount set forth in Schedule A (subject to adjustment in accordance with the preceding sentence) (plus Applicable Interest on the balance of the Visa Settlement Fund for the period between November 14 and the date of final payment) minus an amount equal to the difference, if any, between $1,415,625,000 and the actual amounts earned based on the performance of the Discover Financial Services Volume for each of the first three Performance Periods. Notwithstanding anything herein to the contrary, the maximum amount of the four (4) payments due from Visa is $1,887,500,000 plus Applicable Interest thereon for the period from November 14, 2008 through the date of final payment.

  3.3 All such payments shall be made by wire transfer to the account designated by Discover in accordance with the notice provision herein.

  3.4 If the amounts required to be paid pursuant to paragraph 3 of this Release and Settlement Agreement above are not paid as required, Discover may, at its option, commence an arbitration to collect such payments or declare a default of this Release and Settlement Agreement by the Party that has failed to make the required payment (the "Defaulting Party"). The Defaulting Party will have 30 days from receipt of any notice of default to cure such default by making the required payment. If the Defaulting Party fails to cure any default in the time provided, Discover, at its sole election, may declare this Release and Settlement Agreement null and void with respect to the Defaulting Party and, upon returning all settlement payments previously received from the Defaulting Party, Discover shall be entitled to reassert the Released Claims against the Visa Released Entities (if Visa is the Defaulting Party) or against the MasterCard Released Entities (if MasterCard is the Defaulting Party) to the full extent that such Released Claims could have been pursued in the absence of this Release and Settlement Agreement and any statute of limitations defense arising as a result of this Release and Settlement Agreement or its implementation is waived. For the avoidance of doubt, in the event of such termination, the Visa Released Entities and the MasterCard Released Entities reserve the right to assert all statute of limitations defenses against Released Claims that they would have been able to assert in the absence of this Release and Settlement Agreement or its implementation, except that the applicable statutes of limitations shall be tolled for a period from the Effective Date until 90 days following Discover's declaration of a default of this Release and Settlement Agreement.

  Other Provisions.

4.1 The Parties hereto shall use their best efforts to obtain all necessary approvals of this Release and Settlement Agreement, and to transmit copies of all such approvals to counsel for the signatories hereto, within 30 days of the Execution Date. This Release and Settlement Agreement shall take effect on the Effective Date.

4.2 Within seven days after the Effective Date, Discover shall dismiss the Litigation without prejudice, except that such dismissal shall have the effect of dismissal with prejudice with respect to any Party upon Discover's receipt of all settlement payments due from such Party pursuant to paragraph 3 of this Release and Settlement Agreement.

4.3 The Visa Released Entities and MasterCard Released Entities who do not appear on the signature lines below are acknowledged and agreed to be third-party beneficiaries of this Release and Settlement Agreement and have the same rights to enforce this Release and Settlement Agreement as the signatories hereto.

4.4 Except as expressly provided in this Release and Settlement Agreement, this Release and Settlement Agreement is not intended to create, and does not create, any third-party beneficiary rights.

4.5 Any question or dispute arising from or relating to this Release and Settlement Agreement shall be exclusively resolved by binding arbitration pursuant to the rules of the International Chamber of Commerce. Any such arbitration shall be governed by the law of the State of New York, without regard to its choice of law rules, and shall take place in New York, New York, Chicago, Illinois, or San Francisco, California, with the venue to be selected by the Party responding to the arbitration proceeding.

4.6 For a period of five years from the Effective Date, all disputes between Discover on the one hand and Visa or MasterCard on the other not arising from or relating to this Release and Settlement Agreement shall be subject to a dispute resolution format that includes: (i) written notice and an opportunity to cure; and (ii) a designation by the Parties of one or more Senior Executives or their CEOs to make good faith efforts promptly to resolve all such disputes, prior to any Party instituting litigation against the other.

4.7 The Parties acknowledge and agree that, except for any agreements to which Discover is not a Party, this Release and Settlement Agreement constitutes the sole and only agreement between the Parties with respect to the subject matter hereof and that it correctly sets forth the rights, duties, and obligations of each Party to each other Party as of the Effective Date.

4.8 This Release and Settlement Agreement may be executed in counterparts with the same force and effect as if executed in one complete and original document.

4.9 This Release and Settlement Agreement may be amended or superseded only by a written agreement duly executed by all of the signatories hereto, and such amendments and superseding agreements, if any, may not affect or prejudice the rights and/or benefits accruing to the Visa Released Entities or MasterCard Released Entities.

4.10 The Parties agree to work in good faith to coordinate the timing of any public announcement regarding the existence or terms of this Release and Settlement Agreement. In any public statements regarding the Release and Settlement Agreement or the Claims asserted in the Litigation, no Party will discuss the merits of such Claims or disparage any other Party, provided that the foregoing is not intended to restrict discussion of the nature of such Claims, of facts already in the public domain, of existing published legal decisions or any disclosure required by law.

4.11 Notices

All notices to be provided under this Release and Settlement Agreement must be in writing and addressed as follows:

If to Discover:

DFS Services, LLC
Attn: General Counsel

Law and Compliance Department

2500 Lake Cook Road

Riverwoods, IL 60015
Facsimile: (224) 405-4244

Email: kellymcnamaracorley@discover.com

If to Visa:

Visa Inc.

Attn: General Counsel

P.O. Box 8999
San Francisco, CA 94128-8999
Facsimile: (650) 432-7436
Email: jfloum@visa.com

If to MasterCard:

Noah J. Hanft
MasterCard Worldwide
General Counsel, Chief Franchise Officer and Corporate Secretary
2000 Purchase Street
Purchase, NY 10577-2509
Email: noah_hanft@mastercard.com
Facsimile: (914) 249-4262

IN WITNESS WHEREOF, the Parties hereto have duly executed this Release and Settlement Agreement as of the 27th day of October, 2008.

Discover By: /s/ David W. Nelms Title: Chief Executive Officer Date: October 27, 2008	Visa By: /s/ Joshua Floum Title: General Counsel Date: October 27, 2008 MasterCard By: /s/ Noah Hanft Title: General Counsel and Chief Franchise Officer Date: October 27, 2008

Settlement Communication Subject to Fed. R. Evid. 408

SCHEDULE A
			Target
			(% of Discover
Payment	Maximum	Performance	Financial Services
Date	Payment	Period	Volume)

12/15/2008	471,875,000	12/1/2008 - 2/28/2009	5%

3/13/2009	471,875,000	3/1/2009 - 5/31/2009	5%

6/15/2009	471,875,000	6/1/2009 - 8/31/2009	5%

9/28/2009	471,875,000	9/1/2009 - 9/21/2009	21%